UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2012

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15491	57-0923789
(State or other	(Commission File Number)	(IRS Employer
jurisdiction)		Identification No.)

2835 Kemet Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CRS 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2012, KEMET Corporation (the “Company”) and Per Olof-Loof entered into an amendment (the “Amendment”) to that certain Employment Agreement, by and between the Company and Mr. Loof, dated January 27, 2010 (the “Agreement”).  In addition to the items provided below, the Amendment restated certain elements of the Agreement.

The Amendment provides that the Board of Directors of the Company (the “Board”) will consider a base salary increase for Mr. Loof, consistent with a revised peer group analysis, in the event that a substantial change in Company revenues causes a reconfiguration of the Company’s peer group by any shareholder advisory service.

The Amendment also provides that, as long as Mr. Loof is employed as Chief Executive Officer on April 1, 2016 and has been continuously employed with the Company from March 28, 2012 to April 1, 2016, Mr. Loof shall be entitled to participate in a special 15-month long-term incentive compensation program (“Special LTIP”) covering the period April 1, 2016 through June 30, 2017. The Special LTIP shall replace any other long-term incentive compensation opportunity for Mr. Loof during the period of the Special LTIP.

The Company also agreed to grant to Mr. Loof 50,000 shares of restricted common stock of the Company pursuant to the terms and conditions of the Company’s 2011 Omnibus Equity Incentive Plan, with vesting to occur on June 30, 2017, and with such other terms and conditions, including accelerated vesting in certain circumstances, as may be contained in the grant agreement.

As amended, the Agreement will terminate in the event of Mr. Loof’s resignation, death or disability, or upon notice of termination by the Company at any time, with or without “cause” (as defined in the Agreement), (i) on or prior to December 31, 2014, immediately; (ii) on or after January 1, 2015, and prior to January 1, 2017, upon written notice and the shorter of (A) 90 days or (B) the number of days remaining until March 31, 2017; and (iii) on or after March 31, 2017, immediately.  Notwithstanding the foregoing, no notice period shall be required with respect to any termination by the Company for “cause.”

Upon any termination by the Company of Mr. Loof’s employment without “cause” or upon Mr. Loof’s resignation with “good reason” (as defined in the Agreement) during the term of the Agreement, Mr. Loof will be entitled to receive severance payments upon specified conditions in the Agreement.  Prior to December 31, 2014, such severance payments will be equal to Mr. Loof’s base salary for the period from the date of termination to the earlier to occur of (i) June 30, 2015 or (ii) two years from the date of termination.  On or after January 1, 2015, but prior to December 31, 2016, such severance payments will be equal to Mr. Loof’s base salary and benefits for the 90 day notice period and for a period of 90 days after the end of such notice period.  On or after January 1, 2017, but prior to March 31, 2017, such severance payments will be equal to Mr. Loof’s base salary and benefits for the period from the date of termination to March 31, 2017 and Mr. Loof’s base salary for the period from March 31, 2017 to June 30, 2017.  On or after April 1, 2017, such severance payments will be equal to Mr. Loof’s base salary for the period from the date of termination to June 30, 2017.  However, if Mr. Loof resigns for “good reason” on or before June 30, 2015, such payments shall be increased to include Mr. Loof’s target bonus under the existing short-term incentive program during the severance period set forth in the second sentence of this paragraph.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Employment Agreement between KEMET Corporation and Per Olof-Loof, dated March 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2012

KEMET Corporation

/s/ William M. Lowe, Jr.
	By:	William M. Lowe, Jr.
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Employment Agreement between KEMET Corporation and Per Olof-Loof, dated March 28, 2012